Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Ally Financial Inc.:

We have audited the accompanying combined financial statements of Ally Financial Inc.’s International Operations, all of which are under common control and common management, which comprise the combined balance sheet as of December 31, 2014 and 2013, and the related combined statements of comprehensive income, changes in invested equity, and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ally Financial Inc.’s International Operations as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

We draw attention to Note 1 of the combined financial statements, which describes the basis of presentation. The combined financial statements reflect the assets, liabilities, revenues and expenses directly attributable to Ally Financial Inc.’s International Operations, as well as allocations deemed reasonable by management. We also draw attention to Note 6 of the combined financial statements, which describes transactions with affiliates of Ally Financial Inc. Our opinion is not modified with respect to these matters.

/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Detroit, Michigan March 11, 2015

Ally Financial Inc. - International Operations

Combined Financial Statements

December 31, 2014

Combined Statements of Comprehensive Income

Ally Financial Inc. - International Operations

Year ended December 31, ($ in millions)	2014	2013	2012
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$—	$715	$1,514
Other financing revenue and interest income	—	29	85

Total financing revenue and other interest income	—	744	1,599
Interest expense
Interest on short-term borrowings	—	52	130
Interest on long-term debt	—	360	627

Total interest expense	—	412	757
Depreciation expense on operating lease assets	—	7	38

Net financing revenue	—	325	804
Other revenue
Income from equity method investee	122	118	96
Other income, net of losses	—	73	154

Total other revenue	122	191	250
Total net revenue	122	516	1,054
Provision for loan losses	—	71	86
Noninterest expense
Compensation and benefits expense	—	58	153
Other operating expenses	4	138	403

Total noninterest expense	4	196	556
Income before income tax expense	118	249	412
Income tax expense	—	43	45

Net income	$118	$206	$367

Other comprehensive (loss) income, net of tax
Translation adjustments
Translation adjustments arising from revaluations during the period	(5)	(84)	71
Less: Accumulated translation adjustments reclassified to net income during the period	—	—	2

Net change	(5)	(84)	69
Defined benefit pension plans
Net losses and prior service costs, net of tax benefit of $9 million in 2012	—	—	(22)

Other comprehensive loss, net of tax	(5)	(84)	47

Comprehensive income	$113	$122	$414

The Notes to the Combined Financial Statements are an integral part of these statements.

Combined Balance Sheets

Ally Financial Inc. - International Operations

December 31, ($ in millions)	2014	2013
Assets
Investment in equity method investee	$634	$517

Total assets	$634	$517
Invested equity
Parent’s net investment	592	470
Accumulated other comprehensive income	42	47

Total invested equity	$634	$517

The Notes to the Combined Financial Statements are an integral part of these statements.

Combined Statements of Changes in Invested Equity

Ally Financial Inc. - International Operations

($ in millions)	Parent’s net investment	Accumulated other comprehensive (loss) income	Total invested equity
Balance at January 1, 2012	$3,441	$(41)	$3,400

Net income	367	—	367
Capital contributions	23	—	23
Dividends to Ally Financial Inc.	(281)	—	(281)
Other comprehensive income	—	47	47

Balance at December 31, 2012	$3,550	$6	$3,556

Net income	206	—	206
Capital contributions	4	—	4
Dividends to Ally Financial Inc.	(27)	—	(27)
Disposal of business	(3,263)	125	(3,138)
Other comprehensive loss	—	(84)	(84)

Balance at December 31, 2013	$470	$47	$517

Net income	118	—	118
Capital contributions	4	—	4
Other comprehensive loss	—	(5)	(5)

Balance at December 31, 2014	$592	$42	$634

The Notes to the Combined Financial Statements are an integral part of these statements.

Combined Statements of Cash Flows

Ally Financial Inc. - International Operations

Year ended December 31, ($ in millions)	2014	2013	2012
Operating activities
Net income	$118	$206	$367
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	—	48	117
Provision for loan losses	—	71	86
Income from equity method investee	(122)	(118)	(96)
Non cash corporate overhead allocation	4	4	4
Net change in
Deferred income taxes	—	24	(111)
Interest payable	—	6	56
Other assets	—	(90)	(78)
Other liabilities	—	(117)	373
Other, net	—	57	27

Net cash provided by operating activities	—	91	745

Investing activities
Net increase in finance receivables and loans	—	(1,051)	(1,091)
Purchases of operating lease assets	—	(11)	(84)
Disposals of operating lease assets	—	83	92
Net change in restricted cash related to variable interest entity	—	(65)	(44)
Sale of business units	—	(607)	—
Other, net	—	(40)	4

Net cash used in investing activities	—	(1,691)	(1,123)

Financing activities
Net change in short-term borrowings—third party	—	545	(169)
Proceeds from issuance of long-term debt—third party	—	3,386	6,001
Repayments of long-term debt	—	(2,840)	(4,465)
Net change in related party debt with Ally Financial Inc.	—	(381)	(283)
Dividends paid to AFI	—	—	(255)
Other, net	—	(6)	5

Net cash provided by financing activities	—	704	834

Effect of exchange-rate changes on cash and cash equivalents	—	8	(15)

Net (decrease) increase in cash and cash equivalents	—	(888)	441
Cash and cash equivalents at beginning of period	—	888	447

Cash and cash equivalents at end of period	$—	$—	$888

Supplemental disclosures
Cash paid for
Interest	$—	$396	$695
Income taxes	—	40	26

The Notes to the Combined Financial Statements are an integral part of these statements.

Notes to Combined Financial Statements

Ally Financial Inc. - International Operations

1. Description of Business, Basis of Presentation, and Significant Accounting Policies

Ally Financial Inc. and its affiliated companies (formerly GMAC Inc. and referred to herein as “Ally” or “AFI”) is a leading independent, diversified financial services firm. Founded in 1919, Ally is a leading financial services company with approximately 95 years of experience providing a broad array of financial products and services, primarily to automotive dealers and their customers.

On November 21, 2012, Ally announced that it had reached agreements to sell substantially all of its remaining international automotive finance operations to General Motors Financial Corporation (“GMF”). The agreements include sales of Ally’s international automotive finance operations in 14 countries across Asia, Europe and South America (“AFI-IO”) whose focus has been on five core markets: China (through our joint venture, SAIC-GMAC Automotive Finance Company Limited (“SAIC-GMAC”)), Brazil, Mexico, Germany and the United Kingdom.

On April 1, 2013, AFI completed the disposal of substantially all of the European and Latin American automotive finance operations except for France, Portugal and Brazil; on June 1, 2013 AFI completed the disposal of our operations in France and Portugal; on October 1, 2013 AFI completed the disposal of our operations in Brazil; and on January 2, 2015 AFI completed the disposal of our operations in China. The aggregate consideration for these disposals was $4.3 billion, which was paid to our parent.

The accompanying special purpose financial statements represent the combined financial position and results of operations for the entities governed under the agreements of sale (herein referred to as the “Carve-out Financial Statements”). Within these financial statements “we”, “us”, “the Company”, and “our” refers to AFI-IO. AFI-IO provides financial services to automotive dealer customers, predominately focusing on financing automobiles manufactured by General Motors Company (“GM”).

Combination and Basis of Presentation

The Carve-out Financial Statements include the combined financial position and results of operations for AFI-IO entities during the periods owned by AFI. The financial information for 2014 recorded within the Combined Statement of Comprehensive Income represents twelve months of activity for China. The financial information for 2013 recorded within the Combined Statement of Comprehensive Income represents three months of our operations in Europe and Latin America, except for Brazil, China, France and Portugal; five months of France and Portugal, nine months of activity for Brazil and twelve months of activity for China consistent with the timing of disposal of businesses to GMF. The Combined Balance Sheet at December 31, 2014 and 2013, includes only the investment in China.

The Carve-out Financial Statements include our accounts after eliminating all significant intercompany balances and transactions and include all variable interest entities (VIEs) in which we were the primary beneficiary. Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP).

The financial statements of entities that operate outside of the United States generally are measured using the local currency as the functional currency. All assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end exchange rates and the results of operations and cash flows are determined using approximate weighted average exchange rates for the period. Translation adjustments are related to foreign subsidiaries using local currency as their functional currency and are reported as a separate component of accumulated other comprehensive income (loss). Foreign currency transaction gains or losses are recorded directly to the Combined Statement of Comprehensive Income, regardless of whether such amounts are either realized or unrealized. We may elect to enter into foreign-currency derivatives to mitigate our exposure to changes in foreign-exchange rates.

The Carve-out Financial Statements reflect the assets, liabilities, revenues and expenses directly attributable to AFI-IO, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows on a stand-alone basis. The principal allocation methodologies have been described below. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of AFI-IO in the future or what they would have been had AFI-IO been a separate, stand-alone entity during the periods presented.

AFI provided certain corporate services to us, and costs associated with these functions have been allocated to us. These allocations include costs related to corporate services, such as executive management, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury, and other services. The allocations represent costs for services directly benefiting AFI-IO. A service is a benefit if it improves or has the potential to improve the operations or profitability of the benefited entity. An activity is generally considered to provide a benefit if the party in receipt of the services would have performed the same or similar activity for itself or would be willing to pay a third party to perform the same or similar activity. The total amount of these allocations from AFI were approximately $4 million, $13 million and $62 million for the years ended December 31, 2014, 2013 and 2012, respectively. These cost allocations are reflected within other operating expenses in our Combined Statement of Comprehensive Income and classified as “Allocated corporate overhead expense” in Note 6. Management believes the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by us during the periods presented.

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Notes to Combined Financial Statements

Ally Financial Inc. - International Operations

The allocations may not reflect the expense we would have incurred as a stand-alone company for the periods presented. Actual costs that we may have incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in certain areas.

The Parent’s net investment represents AFI’s interest in our recorded net assets. The Parent’s net investment balance represents the cumulative net investment made by AFI in us through that date, including any prior net income or loss or other comprehensive income (loss) attributed to us and contributions received from or distributions made to AFI. Certain transactions between us and other related parties that are wholly-owned subsidiaries of AFI, including allocated expenses and settlement of intercompany transactions, are also included in the Parent’s net investment.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and that affect income and expenses during the reporting period and related disclosures. In developing the estimates and assumptions, management uses all available evidence; however, actual results could differ because of uncertainties associated with estimating the amounts, timing, and likelihood of possible outcomes.

Significant Accounting Policies

Investment in Equity Method Investee

Investments in our investees are accounted for using the equity method of accounting. Under the equity method, the Company recognizes its share of the earnings or losses of an investee, both as adjustments to its original investment in its Combined Balance Sheet, and also in the Combined Statement of Comprehensive Income.

The share of an investees’ earnings that the Company recognizes is calculated based on its ownership percentage of the investees’ common stock. When calculating its share of an investees’ earnings, any intra-company profits and losses are eliminated. Further, if an investee issues dividends to the Company, the Company deducts the amount of these dividends from the carrying amount of its investment in investee.

If an investee records adjustments in other comprehensive income (loss), then the Company records its share of these adjustments as changes to its investment in the investee, with a corresponding adjustment. Our investees’ adjustments to other comprehensive income include foreign currency translation adjustments.

AFI has reviewed our position within the equity method investment in China for impairment each year presented within these statements; based on increasing net income, economic factors, and the sale price of $1.0 billion on January 2, 2015 to GMF, no impairment charges were required.

2. Other Income, Net of Losses

Details of other income, net of losses, were as follows.

Year ended December 31, ($ in millions)	2014	2013	2012
Insurance commissions income (a)	$—	$24	$63
Late charges and other administrative fees	—	22	39
Other income, net of losses	—	27	52

Total other income, net of losses	$—	$73	$154

(a)	Primarily represents commissions earned from third party insurance companies related to insurance policies purchased by retail finance customers.

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Notes to Combined Financial Statements

Ally Financial Inc. - International Operations

3. Other Operating Expenses

Details of other operating expenses were as follows.

Year ended December 31, ($ in millions)	2014	2013	2012
Allocated corporate overhead expense (a)	$4	$13	$62
Technology and communications	—	24	58
Local non-income taxes	—	38	65
Vehicle remarketing and repossession	—	10	23
Provision for legal expenses	—	12	10
Restructuring expense	—	5	10
Professional services	—	19	36
Other operating expenses	—	52	139
Settlement of non-income tax contingency	—	(35)	—

Total other operating expenses	$4	$138	$403

(a)	Refer to Note 6.

4. Investment in Equity Method Investee

The following tables present the condensed balance sheets and income statements for SAIC-GMAC on a GAAP basis of accounting. This summarized financial data represents that of the entire entity; not our 40% proportionate share of the assets, liabilities, or earnings of SAIC-GMAC.

Condensed Balance Sheets as of December 31, ($ in millions)	2014	2013
Assets
Cash and cash equivalents	$107	$648
Finance receivable and loans, net
Consumer	6,488	5,680
Commercial	3,219	1,990
Allowance for loan losses	(61)	(50)

Total finance receivables and loans, net	9,646	7,620
Other assets	100	90

Total assets	$9,853	$8,358

Liabilities
Debt	$7,602	$6,516
Accrued expenses and other liabilities	666	550

Total liabilities	8,268	7,066
Equity	1,585	1,292

Total liabilities and equity	$9,853	$8,358

Notes to Combined Financial Statements

Ally Financial Inc. - International Operations

Condensed Statements of Income for year ended December 31, ($ in millions)	2014	2013	2012
Revenue
Interest and fees on finance receivables and loans
Consumer	$766	$674	$548
Commercial	214	162	155

Total interest and fees on finance receivables and loans	980	836	703
Interest expense	410	322	302
Other revenue	25	29	50

Total net revenue	595	543	451
Provision for loan losses	41	27	21
Noninterest expense
Compensation and benefits expense	31	29	25
Other operating expenses	117	91	85

Total noninterest expense	148	120	110
Income before income tax expense	406	396	320
Income tax expense	100	102	81

Net income	$306	$294	$239

5. Derivative Instruments and Hedging Activities

We entered into derivative instruments, including interest rate and foreign-currency swaps and options in connection with our market risk management activities. Derivative instruments were used to manage interest rate risk relating to specific groups of assets and liabilities, including debt. In addition, we used foreign exchange contracts to mitigate foreign-currency risk associated with foreign-currency-denominated debt. Our primary objective for utilizing derivative financial instruments was to manage market risk volatility associated with interest rate and foreign-currency risks related to the assets and liabilities.

Interest Rate Risk

We executed interest rate swaps to modify our exposure to interest rate risk by converting certain fixed-rate instruments to a variable-rate and certain variable-rate instruments to a fixed rate. We monitored our mix of fixed- and variable-rate debt in relation to the rate profile of our assets. When it was cost-effective to do so, we entered into interest rate swaps to achieve our desired mix of fixed- and variable-rate debt.

We entered into economic hedges to mitigate exposure for the following categories.

•	Debt — We did not apply hedge accounting to our derivative portfolio held to mitigate interest rate risk associated with our debt portfolio. Typically, the significant terms of the interest rate swaps match the significant terms of the underlying debt resulting in an effective conversion of the rate of the related debt.

•	Other — We entered into interest rates swaps to economically hedge our net fixed versus variable interest rate exposure.

Foreign Currency Risk

We entered into derivative financial instruments to mitigate the risk associated with variability in cash flows related to foreign-currency financial instruments. Currency swaps were used to economically hedge foreign exchange exposure on foreign-currency-denominated debt by converting the funding currency to the same currency of the assets being financed. Similar to our interest rate derivatives, the swaps were generally entered into or traded concurrent with the debt issuance with the terms of the swap matching the terms of the underlying debt.

We have not elected to treat any foreign-currency derivatives as hedges for accounting purposes principally because the changes in the fair values of the foreign-currency swaps are substantially offset by the foreign-currency revaluation gains and losses of the underlying assets and liabilities.

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Notes to Combined Financial Statements

Ally Financial Inc. - International Operations

Combined Statements of Comprehensive Income Presentation

The following table summarizes the location and amounts of gains and losses on derivative instruments reported in our Combined Statements of Comprehensive Income.

Year ended December 31, ($ in millions)	2014	2013	2012
Economic derivatives
Gain (loss) recognized in earnings on derivatives
Interest rate contracts
Other income, net of losses	$—	$(7)	$11

Total interest rate contracts	—	(7)	11

Foreign exchange contracts (a)
Interest on long-term debt	—	36	(19)

Total foreign exchange contracts	—	36	(19)

Gain (loss) recognized in earnings on derivatives	$—	$29	$(8)

(a)	Amounts exclude gains and losses related to the revaluation of the related foreign-denominated debt or receivable. Losses of $34 million and gains of $16 million were recognized for the years ended December 31, 2013 and 2012, respectively.

6. Related Party

Pursuant to AFI’s Bylaws dated December 30, 2009 (the Bylaws), we must, subject to certain limited exceptions, conduct all transactions with our affiliates, current or former officers or directors, or any of their respective family members on terms that are fair and reasonable and no less favorable to AFI-IO than we would obtain in a comparable arm’s-length transaction with an independent third party.

Related party transactions are primarily settled in cash. Certain related party transactions are settled by non-cash capital contributions or dividends.

A summary of the income statement effect of transactions with AFI follows:

December 31, ($ in millions)	2014	2013	2012
Net financing revenue
Interest expense on loans with Ally Financial Inc.	$—	$20	$100
Guarantee fees expense	—	5	21
Other revenue
Insurance commissions earned from AFI and other	—	—	4
Other expense
Allocated corporate overhead expense (Refer to Note 1)	4	13	62
Other	—	2	2

Notes to Combined Financial Statements

Ally Financial Inc. - International Operations

7. Geographic Information

Information concerning principal geographic area was as follows:

Year ended December 31, (in millions)	Revenue (a)	Income before income tax expense	Net income	Total assets	Long-lived assets
2014

Asia	$122	$118	$118	$634	$—

2013
Europe	$95	$20	$17	$—	$—
Latin America	303	115	75	—	—
Asia	118	114	114	517	—

Total	$516	$249	$206	$517	$—

2012
Europe	$386	$151	$134	$10,008	$152
Latin America	572	169	141	7,696	11
Asia	96	92	92	386	—

Total	$1,054	$412	$367	$18,090	$163

(a)	Revenue consists of net financing revenue and total other revenue as presented in our Combined Statements of Comprehensive Income.

8. Subsequent Events

We have evaluated subsequent events through March 11, 2015, the date our financial statements were issued.

On January 2, 2015, AFI completed a transaction under which GMF acquired the equity interests of SAIC-GMAC for $1.0 billion in total consideration.

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